Exhibit 99.1

Interlink Electronics Reports 2008 Second Quarter and First Half Results

CAMARILLO, CA (USA), August 13, 2008 — Interlink Electronics, Inc. (OTC: LINK.PK), a worldwide provider of intuitive interface components and solutions, today announced results for the quarter and six-month period ended June 30, 2008.

The company reported total second quarter revenues of $6.7 million, up 76 percent from $3.8 million in the second quarter of 2007. Gross profit increased to $3.1 million from $1.3 million in the same quarter last year. The Company’s operating loss was $972,000, down from $1.7 million in the second quarter of 2007. These results include charges for share-based compensation of $115,000 and $525,000 in the second quarters of 2008 and 2007, respectively. Interlink’s net loss in the second quarter of 2008 was $522,000, with a basic and diluted loss per share of ($0.04), compared to a net loss of $2.2 million and a loss per share of ($0.16) in the same quarter last year.

“We made progress on multiple fronts,” said John Buckett, Interlink chairman and interim CEO. “Revenues were up substantially in both our eTransactions and Specialty Components business segments, gross margins improved, and our operating loss was reduced. We are continuing to improve in terms of cash flow and profitability. With our recent cost reductions, better execution, and continued revenue growth, we should be in a position to be cash-flow positive by year end.”

Interlink reported total revenues for the first six months of 2008 of $12.5 million, up 56 percent from $8.0 million in the same period in 2007. Gross profit increased to $5.0 million from $3.1 million for the first six months of 2007. The company’s operating loss was $3.7 million, compared to $3.1 million in the first six months of 2007. These results include charges for share-based compensation of $847,000 and $1,141,000 in the first half of 2008 and 2007, respectively. Interlink’s net loss in the first half of 2008 was $2.6 million, with a basic and diluted loss per share of (0.19), down from a net loss of $4.7 million and a loss per share of ($0.34) in the same period last year.

The Company anticipates a timely Form 10-Q filing for the quarter ended June 30, 2008. A conference call to discuss its 2008 second quarter results will be held on Wednesday, August 13, 2008 at 4:30 p.m. EDT. To access the live conference call, dial 1-888-459-0938 (pass code is LINK); for international callers dial +1-210-839-8571 (pass code is LINK). For live web cast access, go to www.interlinkelectronics.com. A telephonic replay of the call will be available until 6:00 a.m. ET on September 14, 2008 at 1-888-566-0458; international callers may dial +1-402-998-0628. Webcast replay will be available at www.interlinkelectronics.com.

INTERLINK ELECTRONICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Month Period Ended June 30,			Six Month Period Ended June 30,
	2008		2007	2008		2007
Revenues		$6,713	$3,825		$12,482	$8,005
Cost of revenues (includes stock-based compensation of $16 and $133 for the three months ended June 30, 2008 and 2007, respectively and $77 and $311 for the six months ended June 30, 2008 and 2007, respectively)		3,616	2,510		7,446	4,887

Gross profit		3,097	1,315		5,036	3,118
Operating expenses:
Product development and research (includes stock-based compensation of $55 and $116 for the three months ended June 30, 2008 and 2007, respectively and $125 and $249 for the six months ended June 30, 2008 and 2007, respectively)		1,112	710		2,338	1,506
Selling, general and administrative (includes stock-based compensation of $44 and $276 for the three months ended June 30, 2008 and 2007, respectively and $645 and $581 for the six months ended June 30, 2008 and 2007, respectively)		2,957	2,351		6,377	4,742

Total operating expenses		4,069	3,061		8,715	6,248

Operating loss		(972)	(1,746)		(3,679)	(3,130)

Other income (expense):
Interest income		72	21		194	42
Interest expense		(238)	(45)		(475)	(49)

Total net interest expense		(166)	(24)		(281)	(7)

Other income		655	24		1,645	57
Other expense		(39)	(14)		(316)	(70)

Total net other income (expense)		616	10		1,329	(13)

Loss from continuing operations before provision for income taxes		(522)	(1,760)		(2,631)	(3,150)
Provision for income taxes expense		—	—		—	52

Loss from continuing operations, net of tax		(522)	(1,760)		(2,631)	(3,202)
Loss from discontinued operations, net of tax		—	(419)		—	(1,496)

Net loss		$(522)	$(2,179)		$(2,631)	$(4,698)

Loss per share from continuing operations, net of tax:
Basic and diluted		$(0.04)	$(0.13)		$(0.19)	$(0.23)

Loss per share on discontinued operations, net of tax:
Basic and diluted	$	(—)	$(0.03)	$	(—)	$(0.11)

Net loss per share:
Basic and diluted		$(0.04)	$(0.16)		$(0.19)	$(0.34)

Weighted average shares used for loss from continuing operations, net of tax:
Basic and diluted		13,764	13,749		13,757	13,749

Weighted average shares used for loss on discontinued operations, net of tax:
Basic and diluted		13,764	13,749		13,757	13,749

Weighted average shares used for net loss:
Basic and diluted		13,764	13,749		13,757	13,749

INTERLINK ELECTRONICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(IN THOUSANDS, EXCEPT PAR VALUE)

	June 30, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$7,851	$12,659
Restricted cash	1,170	2,937
Accounts receivable, less allowance for doubtful accounts of $124 and $199 at June 30, 2008 and December 31, 2007, respectively	4,475	3,918
Inventories, net of reserves of $646 and $394 at June 30, 2008 and December 31, 2007, respectively	5,551	5,151
Prepaid expenses and other current assets	666	1,754
Assets held for sale	—	437

Total current assets	19,713	26,856
Property and equipment, net	1,026	999
Patents and trademarks, net	118	113
Other assets	451	364

Total assets	$21,308	$28,332

Liabilities And Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,737	$1,600
Accrued payroll and related expenses	1,602	5,836
Deferred revenue	658	646
Liabilities related to assets held for sale	—	86

Total current liabilities	3,997	8,168
Convertible note, net of discounts of $1,141 and $1,415 at June 30, 2008 and December 31, 2007, respectively	3,706	3,413
Warrants and embedded derivatives	591	1,974

Total liabilities	8,294	13,555

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $5.00 par value (100 shares authorized, none issued and outstanding)	—	—
Common stock, $0.00001 par value (50,000 shares authorized, 13,774 and 13,749 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively)	59,329	58,463
Accumulated other comprehensive loss	(438)	(440)
Accumulated deficit	(45,877)	(43,246)

Total stockholders’ equity	13,014	14,777

Total liabilities and stockholders’ equity	$21,308	$28,332

About Interlink Electronics, Inc.

Interlink Electronics, Inc. (OTC: LINK.PK), is a worldwide provider of intuitive interface components and solutions. Setting tomorrow’s standards for electronic signature, e-notarization products and interface components for consumer electronics, Interlink has established itself as one of the world’s leading innovators of intuitive interface design. With more than 41 patents around the world protecting its technologies and products, Interlink Electronics serves a world-class customer-base from its corporate headquarters in Camarillo, California and offices in Japan, Hong Kong and China. For more information, see http://www.interlinkelectronics.com.

This release contains forward-looking statements that involve a number of risks and uncertainties. The following are among the factors that could cause actual results to differ materially from the forward-looking statements: historical losses and negative cash flow, the appointment of a new Chief Executive Officer, the success of business divestitures and acquisitions, the expense of being a public company, the ownership of the majority of our stock by a small group of investors, our success in predicting new markets and the acceptance of our new products, efficient management of our infrastructure, the pace of technological developments and industry standards evolution and their effect on our target product and market choices, the effect of outsourcing technology development, changes in the ordering patterns of our customers, a decrease in the quality and/or reliability of our products, protection of our proprietary intellectual property, competition by alternative sophisticated as well as generic products, pending litigation against Interlink, historical weaknesses in internal controls over financial accounting, the continued availability at competitive prices of raw materials for our products, disruptions in our manufacturing facilities, risks of international sales and operations including fluctuations in exchange rates, compliance with regulatory requirements applicable to our manufacturing operations, and customer concentrations. These risks are discussed in greater detail in our quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission. The forward-looking statements contained in this document regarding Interlink’s financial results, industry and revenue trends, the filing of reports with the Securities and Exchange Commission and future business activities should be considered in light of these factors.

Contact:

Investor Relations Contact: Charles Best

cbest@interlinkelectronics.com 805-484-8855 ext. 151

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